                                                                    Exhibit 25.3
                          ---------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   ----------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305 (b) (2)_

                                   ----------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

     New York                                             13-5375195
(State of Incorporation                                 (I.R.S. Employer
if not a U.S. national bank)                            Identification No.)

One State Street, New York, New York                       10004
(Address of principal executive offices)                (Zip code)

                  Thomas McCutcheon, Assistant Vice President
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                           HOST MARRIOTT CORPORATION
              (Exact name of obligor as specified in its charter)


     Delaware                                              53-00895950
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)


10400 Fernwood Road
Bethesda, MD                                                20817-1109
(Address of principal executive office)                     (Zip code)


                  Guarantee of Preferred Securities issued by Host Marriott Financial Trust by Host Marriott Corporation

                             (Title of Securities)

                         -----------------------------

Item 1. General information


        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department
             Two Rector Street
             New York, New York

             Federal Deposit Insurance Corporation
             Washington, D.C.

             Federal Reserve Bank of New York Second District
             33 Liberty Street
             New York, New York

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        The obligor is not an affiliate of the trustee.


Item 3. Voting securities of the trustee.

        Furnish the following information as to each class of voting securities of the trustee:

                             As of January 10, 1997

           Col. A                                         Col. B
        Title of class                              Amount Outstanding

                                Not Applicable

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Item 4. Trusteeships under other indentures.

        If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

        (a) Title of the securities outstanding under each such other indenture

                                 Not Applicable

        (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b)
             (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.


Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

        If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

        Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              As of January 10, 1997


    Col A            Col. B         Col. C                Col. D
Name of Owner    Title of class  Amount owned    Percent of voting
                                 beneficially    securities represented by
                                                 amount given in Col. C

--------------   --------------  -------------   ---------------------------


                                 Not Applicable

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Item 7. Voting securities of the trustee owned by underwriters or their officials.

        Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                             As of January 10, 1997



   Col A             Col. B                Col. C               Col. D
Name of Owner    Title of class         Amount owned        Percent of voting
                                        beneficially        securities
                                                            represented by
                                                            amount given
                                                            in Col. C
--------------   ---------------        ----------------    ------------------


                                 Not Applicable



Item 8. Securities of the obligor owned or held by the trustee

        Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                            As of January 10, 1997



   Col A                Col. B             Col. C               Col. D
Name of Owner      Title of class      Amount owned         Percent of
                                       beneficially or      voting securities
                                       held as              represented by
                                       collateral           amount given in
                                       security for         Col. C
                                       obligations in
                                       default

----------------   ---------------     ----------------     ------------------

                                  Not Applicable

Item 9.   Securities of underwriters owned or held by the trustee.

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          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                            As of January 10, 1997


Col A                  Col. B               Col. C             Col. D
Name of Owner         Title of          Amount owned       Percent of
                        class           beneficially or    voting
                                        held as            securities
                                        collateral         represented by
                                        security for       amount given in
                                        obligations in     Col. C
                                        default
------------------  --------------      ----------------   ------------------


                                 Not Applicable


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                            As of January 10, 1997



   Col A                  Col. B             Col. C             Col. D
Name of Owner         Title of class     Amount owned      Percent of
                                         beneficially or   voting
                                         held as           securities
                                         collateral        represented by
                                         security for      amount given in
                                         obligations in    Col. C
                                         default
-----------------    -----------------   ----------------  ----------------

                                 Not Applicable

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Item 11.  Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                            As of January 10, 1997


     Col. A                     Col. B                      Col. C
Nature of Indebtedness      Amount Outstanding              Date Due

-----------------------   ----------------------    -----------------------

                                 Not Applicable


Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                            As of January 10, 1997


    Col A              Col. B             Col. C                Col. D
Name of Owner      Title of class       Amount owned          Percent of
                                        beneficially or       voting
                                        held as               securities
                                        collateral            represented by
                                        security for          amount given in
                                        obligations in        Col. C
                                        default


---------------    -----------------    ------------------    ------------------

                                 Not Applicable


Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.


                                 Not Applicable


Item 14.  Affiliations with the Underwriters

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable


Item 15.  Foreign Trustees.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable


Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit I above).

          *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

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          5.       A copy of each Indenture referred to in Item 4, if the
                   Obligor is in default. Not Applicable.

          6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                      NOTE
                                      ----

     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

     Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

     Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE
                                   ---------



          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of January, 1997.



                         IBJ SCHRODER BANK & TRUST COMPANY


                         By:  /s/Thomas McCutcheon
                              ---------------------------------------------
                                 Thomas McCutcheon
                                 Assistant Vice President

                                   Exhibit 6

                               CONSENT OF TRUSTEE


          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue by Host Marriott Corporation, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                         IBJ SCHRODER BANK & TRUST COMPANY


                         By: /s/Thomas McCutcheon
                             ---------------------------------------
                                Thomas McCutcheon
                                Assistant Vice President





          Dated: January 10, 1997